                                                                   EXHIBIT 99(a)


NEWS RELEASE                                          Cleveland-Cliffs Inc
                                                      1100 Superior Avenue
                                                      Cleveland, Ohio 44114-2589
--------------------------------------------------------------------------------

                        CLEVELAND-CLIFFS REPORTS RESULTS
                             FOR SECOND QUARTER 2003

     Cleveland, OH - July 30, 2003 -- Cleveland-Cliffs Inc (NYSE:CLF) today reported a net loss of $21.2 million, or $2.07 per share (all per share amounts are "diluted") for the second quarter of 2003. Earnings in the second quarter of 2002 were $.1 million, or $.01 per share, or $2.0 million, or $.19 per share, excluding a loss from a discontinued operation.

     The Company reported a net loss of $19.0 million, or $1.86 per share, for the first half of 2003. In the first half of 2002, the net loss was $24.8 million, or $2.43 per share. Excluding a loss from a discontinued operation and a charge for the cumulative effect of an accounting change, the 2002 first half loss was $6.9 million, or $.69 per share.

                                                         (IN MILLIONS EXCEPT PER SHARE)
                                               --------------------------------------------------
                                                   SECOND QUARTER                FIRST HALF
                                               ----------------------      ----------------------
                                                 2003          2002          2003          2002
                                               --------      --------      --------      --------
Income (Loss) From Continuing Operations:
       Amount                                  $  (21.2)     $    2.0      $  (19.0)     $   (6.9)
       Per Share                                  (2.07)          .19         (1.86)         (.69)

(Loss) From Discontinued Operation:
        Amount                                       --          (1.9)           --          (4.5)
        Per Share                                    --          (.18)           --          (.42)
                                               --------      --------      --------      --------
Income (Loss) Before Cumulative
   Effect of Accounting Change:
        Amount                                    (21.2)           .1         (19.0)        (11.4)
        Per Share                                 (2.07)          .01         (1.86)        (1.11)

Cumulative Effect of Accounting Change:
        Amount                                       --            --            --         (13.4)
        Per Share                                    --            --            --         (1.32)
                                               --------      --------      --------      --------
Net Income (Loss):
         Amount                                   (21.2)           .1         (19.0)        (24.8)
         Per Share                                (2.07)          .01         (1.86)        (2.43)
                                               ========      ========      ========      ========

Earnings (Loss) Before Interest, Taxes
   Depreciation and Amortization (EBITDA)*        (15.0)          5.0          (5.5)         (2.6)

 * Results from continuing operations. EBITDA is a non-GAAP financial measure used by investors to analyze and compare companies on the basis of operating performance.

     On a pre-tax basis, the decrease in 2003 second quarter and first half results from continuing operations was primarily attributable to higher energy costs, significantly lower plant throughput rates at Michigan operations due to ore quality, and the $11.0 million fixed cost impact of a five week production curtailment at the Empire and Tilden mines in the second quarter 2003 due to the loss of electric power supply (see Electric Power Curtailment). Included in 2002 results was the unfavorable impact of production curtailments of $3.4 million and $17.2 million in the second quarter and first half, respectively, necessitated by a weak market for pellets.

     Interest income was higher in 2003 mainly due to income on the long-term receivables from Ispat Inland Inc., while the increase in other income in 2003 reflects an increase in gains on sales of non-strategic assets. Administrative expenses declined in 2003 due to a decrease in incentive compensation expense. A reduction in outstanding debt caused a decrease in interest expense in 2003. In the second quarter of 2003, a $2.6 million charge was recorded in other expense for exposures with respect to Weirton Steel Corporation, which filed for reorganization in May.

     The comparison of 2003 and 2002 after-tax results from continuing operations was affected by a $4.4 million favorable adjustment of tax liabilities for prior years recorded in the second quarter of 2002.

     Iron ore pellet sales volume increased in 2003 due to Cliffs' new merchant business model. Second quarter sales were 4.9 million tons compared to 3.9 million tons in 2002, and first half sales were 8.4 million tons versus 5.2 million tons in 2002. At the end of June, Cliffs had 4.3 million tons of pellets in inventory compared to 3.9 million tons at December 31, 2002. Following is a summary of production tonnage for the second quarter and the first half, and the current forecast for the full year, comparative with 2002:

                                                (TONS IN MILLIONS)
                           ------------------------------------------------------------
                            SECOND QUARTER          FIRST HALF           FULL YEAR
                           -----------------     -----------------    -----------------
                            2003       2002       2003       2002     2003 EST.   2002
                           ------     ------     ------     ------    ---------  ------
Empire                         .9        1.1        2.4        1.1        5.3       3.6
Tilden                        1.4        2.2        3.0        3.8        7.0       7.9
                           ------     ------     ------     ------     ------    ------
    Michigan Mines            2.3        3.3        5.4        4.9       12.3      11.5
Hibbing                       1.9        2.1        3.9        3.4        8.2       7.7
Northshore                    1.2        1.0        2.4        1.8        4.9       4.2
Wabush                        1.4        1.0        2.4        1.9        5.2       4.5
                           ------     ------     ------     ------     ------    ------
       Total                  6.8        7.4       14.1       12.0       30.6      27.9
                           ======     ======     ======     ======     ======    ======
Cliffs' Share of Total        3.9        3.8        8.4        6.3       18.3      14.7
                           ======     ======     ======     ======     ======    ======

     Cliffs' full year production estimate of 18.3 million tons, which is 1.6 million tons below planned production at the beginning of the year, primarily reflects production losses due to the power interruption and lower plant throughput at the Michigan mines.

ELECTRIC POWER CURTAILMENT

     On May 15, 2003, the failure of a dam in the Upper Peninsula of Michigan resulted in flood conditions which caused production curtailments at the Empire and Tilden mines for approximately five weeks. While the flooding did not directly damage the mines, the mines were idled when Wisconsin Energy Corporation, which supplies electricity to the mines, was forced to shutdown its power plant in Marquette, Michigan. The mines returned to full production by the end of June; however, it is estimated that about 1.0 million tons of production was lost (Cliffs' share .8 million tons). Cliffs' share of fixed costs related to the lost production was $11.0 million. The Company is pursuing a business interruption claim under its property insurance program.

LIQUIDITY

     At June 30, 2003, Cliffs had $41.6 million of cash and cash equivalents, which compared with $61.8 million at the beginning of the year. There was $50 million of debt outstanding at the end of June. The senior unsecured note agreement was amended in June to provide additional financial covenant flexibility that was required due to the production shortfall at the Michigan operations. Under the amended agreement, a $5 million payment that was scheduled to be part of a $20 million payment in December 2003 was accelerated to June 30. The $50 million principal balance is now scheduled to be paid off with a $15 million payment in December 2003, and a $35 million payment in December 2004. There were no costs or change in interest rates associated with the amended agreement. The $20 million revolving credit bank facility was terminated in June. The Company continues to evaluate financing alternatives.

OUTLOOK

     John S. Brinzo, Cliffs' Chairman and Chief Executive Officer, said, "We are reducing our 2003 pellet sales forecast to about 18 million tons, which primarily reflects a reduction of our expected sales to International Steel Group (ISG). ISG has currently idled one blast furnace at both its Cleveland and Indiana Harbor steel-making operations. Based on current high energy costs and continuing throughput challenges in Michigan, we anticipate results, prior to restructuring charges, will be about break-even in the second half of the year."

     In the second quarter, Cliffs and its partners in the Mesabi Nugget Project successfully produced a small amount of pig iron product in nugget form at a pilot plant located at the Northshore Mine. While much work needs to be done to commercialize the technology, initial results are promising.

     Brinzo said, "In the past few years, we have radically changed our business model to become a much more customer-driven merchant company. Our aim is to dramatically lower our production costs and improve our competitive position. To that end, a salaried employee reduction action was recently implemented affecting corporate and central services staff and various mining operations resulting in an overall staff reduction of approximately 20 percent at the affected locations. Our goals and objectives are focused on cost reductions and the rationalization of excess, high cost capacity so that we can restore profitability and build shareholder value."

                       * * * * * * * * * * * * * * * * * *


     Cleveland-Cliffs is the largest supplier of iron ore pellets to the North American steel industry. The Company operates iron ore mines located in Michigan, Minnesota and Eastern Canada. References in this news release to "Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

     This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties.

     Actual results may differ materially from such statements for a variety of factors; such as: the expectations for pellet sales and mine operations and the projected liquidity requirements in 2003 may differ significantly from actual results because of changes in demand for iron ore pellets by North American integrated steel producers due to changes in steel utilization rates, operational factors, electric furnace production or imports of semi-finished steel or pig iron; changes in the financial condition of the Company's partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U. S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; problems with productivity, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, and employee benefit costs; and the effect of these various risks on the Company's liquidity, compliance with restrictive covenants in debt agreements and financial position.

     Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company's most recent Annual Report and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are available publicly on Cliffs' website. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

     Cliffs will host a conference call on second quarter 2003 results tomorrow, July 31, at 10:00 a.m. EDT. The call will be broadcast live on Cliffs' website at www.cleveland-cliffs.com. A replay of the call will be available on the website. Cliffs will file its second quarter 10-Q Report with the Securities and Exchange Commission on July 31. For a more complete discussion of operations and financial position, please refer to the 10-Q Report.

Contacts:
Media:  (216) 694-4870
Financial Community:  (800) 214-0739 or (216) 694-5459


News releases and other information on the Company are available on the Internet at www.cleveland-cliffs.com

                              CLEVELAND-CLIFFS INC

                      STATEMENT OF CONSOLIDATED OPERATIONS

                                                         Three Months Ended           Six Months Ended
                                                              June 30                     June 30
                                                       ----------------------      ----------------------
(In Millions Except Per Share Amounts)                   2003          2002          2003          2002
--------------------------------------------------     --------      --------      --------      --------
REVENUES
      Product sales and services
           Iron ore                                    $  172.0      $  135.9      $  294.9      $  183.8
           Freight and minority interest                   34.9          16.7          63.1          23.8
                                                       --------      --------      --------      --------
                Total product sales and services          206.9         152.6         358.0         207.6
      Royalties and management fees                         2.3           3.3           4.6           4.6
      Interest income                                       2.5            .9           5.2           2.0
      Other income                                          2.0           2.6           7.4           5.9
                                                       --------      --------      --------      --------
                                    TOTAL REVENUES        213.7         159.4         375.2         220.1

COSTS AND EXPENSES
      Cost of goods sold and operating expenses           224.8         153.0         375.8         222.1
      Administrative, selling and general expenses          4.5           6.8           9.4          10.8
      Interest expense                                      1.3           2.0           2.5           3.9
      Other expenses                                        5.2           1.8           6.3           3.1
                                                       --------      --------      --------      --------
                          TOTAL COSTS AND EXPENSES        235.8         163.6         394.0         239.9
                                                       --------      --------      --------      --------
LOSS FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES                                 (22.1)         (4.2)        (18.8)        (19.8)
INCOME TAXES (CREDIT)                                       (.9)         (6.2)           .2         (12.9)
                                                       --------      --------      --------      --------

INCOME (LOSS) FROM CONTINUING OPERATIONS                  (21.2)          2.0         (19.0)         (6.9)
LOSS FROM DISCONTINUED OPERATION                                         (1.9)                       (4.5)
                                                       --------      --------      --------      --------
INCOME (LOSS) BEFORE CUMULATIVE
      EFFECT OF ACCOUNTING CHANGE                         (21.2)           .1         (19.0)        (11.4)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                                              (13.4)
                                                       --------      --------      --------      --------

NET INCOME (LOSS)                                      $  (21.2)     $     .1      $  (19.0)     $  (24.8)
                                                       ========      ========      ========      ========
NET INCOME (LOSS) PER COMMON SHARE
      Basic and Diluted
           Continuing operations                       $  (2.07)     $    .19      $  (1.86)     $   (.69)
           Discontinued operation                                        (.18)                       (.42)
           Cumulative effect of accounting change                                                   (1.32)
                                                       --------      --------      --------      --------
                    Net income (loss)                  $  (2.07)     $    .01      $  (1.86)     $  (2.43)
                                                       ========      ========      ========      ========
AVERAGE NUMBER OF SHARES
      Basic                                                10.2          10.2          10.2          10.1
      Diluted                                              10.2          10.2          10.2          10.1

                              CLEVELAND-CLIFFS INC

                      STATEMENT OF CONSOLIDATED CASH FLOWS

                                                                       Three Months Ended        Six Months Ended
                                                                            June 30                  June 30
                                                                      ---------------------     ---------------------
(In Millions, Brackets Indicate Decrease in Cash)                       2003         2002         2003         2002
-----------------------------------------------------------------     --------     --------     --------     --------
CASH FLOW FROM (USED BY) CONTINUING OPERATIONS
      OPERATING ACTIVITIES
           Income (loss) from continuing operations                   $ (21.2)     $   2.0      $ (19.0)     $  (6.9)
           Depreciation and amortization:
                Consolidated                                              7.4          6.2         14.2         11.3
                Share of associated companies                              .9          1.9          1.8          4.0
           Pensions and other post-retirement benefits                    8.7          3.0         17.9          3.4
           Deferred income taxes                                                      (6.2)                     (3.4)
           Gain on sale of assets                                         (.6)        (1.3)        (5.5)        (3.8)
           Other                                                          4.9          1.3         (4.0)        (2.4)
                                                                      -------      -------      -------      -------
                Total before changes in operating
                     assets and liabilities                                .1          6.9          5.4          2.2
           Changes in operating assets and liabilities                   (2.1)        10.6        (17.2)       (14.9)
                                                                      -------      -------      -------      -------
                     Net cash from (used by) operating activities        (2.0)        17.5        (11.8)       (12.7)

      INVESTING ACTIVITIES
           Purchase of property, plant and equipment:
                Consolidated                                             (7.2)        (1.1)       (11.1)        (5.3)
                Share of associated companies                             (.1)        (1.7)         (.1)        (2.3)
           Investment in steel company common stock                                  (13.0)                    (13.0)
           Investment in power-related joint venture                                                            (6.0)
           Proceeds from sale of assets                                   1.5          2.8          6.9          5.3
                                                                      -------      -------      -------      -------
                     Net cash used by investing activities               (5.8)       (13.0)        (4.3)       (21.3)

      FINANCING ACTIVITIES
           Repayment of long-term debt                                   (5.0)                     (5.0)
           Contributions by minority interests                             .5           .1           .9           .7
                                                                      -------      -------      -------      -------
                     Net cash from (used by) financing activities        (4.5)          .1         (4.1)          .7
                                                                      -------      -------      -------      -------
CASH FROM (USED BY) CONTINUING OPERATIONS                               (12.3)         4.6        (20.2)       (33.3)
CASH USED BY DISCONTINUED OPERATION                                                   (3.5)                     (7.3)
                                                                      -------      -------      -------      -------
INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                    $ (12.3)     $   1.1      $ (20.2)     $ (40.6)
                                                                      =======      =======      =======      =======

                              CLEVELAND-CLIFFS INC

                  STATEMENT OF CONSOLIDATED FINANCIAL POSITION

                                                                            (In Millions)
                                                                   --------------------------------
                                                                   June 30     Dec. 31     June 30
                                                                     2003        2002        2002
                                                                   --------    --------    --------
                                     ASSETS
CURRENT ASSETS
        Cash and cash equivalents                                  $  41.6     $  61.8     $ 143.2
        Trade accounts receivable - net                               21.1        14.1        25.3
        Receivables from associated companies                          2.4         9.0         5.9
        Product Inventories                                          124.6       111.2       118.1
        Supplies and other inventories                                66.8        73.2        49.5
        Other                                                         29.5        31.2        18.9
                                                                   -------     -------     -------
                                          TOTAL CURRENT ASSETS       286.0       300.5       360.9
PROPERTIES - NET
        Continuing operations                                        274.4       278.9       270.5
        Discontinued operation                                                               122.0
                                                                   -------     -------     -------
                                        TOTAL PROPERTIES - NET       274.4       278.9       392.5
INVESTMENTS IN ASSOCIATED IRON ORE VENTURES                            1.3         1.5        34.1
LONG-TERM RECEIVABLES                                                 62.6        63.9
OTHER ASSETS                                                          79.6        85.3        96.2
                                                                   -------     -------     -------
                                                  TOTAL ASSETS     $ 703.9     $ 730.1     $ 883.7
                                                                   =======     =======     =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
        Borrowings under revolving credit facility                 $           $           $ 100.0
        Current portion of long-term debt                             15.0        20.0
        Accounts payable and accrued expenses                        158.5       170.7       108.4
        Payables to associated companies                              13.2        14.1        16.4
                                                                   -------     -------     -------
                                     TOTAL CURRENT LIABILITIES       186.7       204.8       224.8
LONG-TERM DEBT                                                        35.0        35.0        70.0
PENSIONS, INCLUDING MINIMUM PENSION LIABILITY                        163.5       151.3         7.4
OTHER POST-RETIREMENT BENEFITS                                       112.9       109.1        86.6
ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS                            84.2        84.7        69.9
OTHER LIABILITIES                                                     39.1        46.0        21.4
                                                                   -------     -------     -------
                                             TOTAL LIABILITIES       621.4       630.9       480.1
MINORITY INTEREST
        Iron ore venture                                              20.8        19.9        26.7
        Discontinued operation                                                                25.2
SHAREHOLDERS' EQUITY                                                  61.7        79.3       351.7
                                                                   -------     -------     -------
                    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $ 703.9     $ 730.1     $ 883.7
                                                                   =======     =======     =======

                              CLEVELAND-CLIFFS INC

                       SUPPLEMENTAL FINANCIAL INFORMATION

                                                               Three Months Ended            Six Months Ended
                                                                    June 30                       June 30
                                                           -------------------------     -------------------------
                                                              2003           2002           2003           2002
                                                           ----------     ----------     ----------     ----------
IRON ORE SALES (TONS) - IN THOUSANDS                           4,935          3,867          8,391          5,211
                                                           =========      =========      =========      =========
SALES MARGIN (LOSS) - IN MILLIONS
       Revenues from iron ore sales and services*          $   172.0      $   135.9      $   294.9      $   183.8
       Cost of goods sold and operating expenses*:
            Total                                              189.9          136.3          312.7          198.3
            Costs of production curtailments                    11.0            3.4           11.0           17.2
                                                           ---------      ---------      ---------      ---------
            Excluding costs of production curtailments         178.9          132.9          301.7          181.1
                                                           ---------      ---------      ---------      ---------
       Sales margin (loss):
            Total                                              (17.9)           (.4)         (17.8)         (14.5)
            Excluding costs of production curtailments          (6.9)           3.0           (6.8)           2.7
                                                           =========      =========      =========      =========
SALES MARGIN (LOSS) - PER TON
       Revenues from iron ore sales and services*          $   34.85      $   35.14      $   35.14      $   35.27
       Cost of goods sold and operating expenses*:
            Total                                              38.48          35.25          37.27          38.05
            Costs of production curtailments                    2.23            .88           1.31           3.30
                                                           ---------      ---------      ---------      ---------
            Excluding costs of production curtailments         36.25          34.37          35.96          34.75
                                                           ---------      ---------      ---------      ---------
       Sales margin (loss):
            Total                                              (3.63)          (.11)         (2.13)         (2.78)
            Excluding costs of production curtailments         (1.40)           .77           (.82)           .52
                                                           =========      =========      =========      =========
EBIT AND EBITDA - IN MILLIONS
       Income (loss) from continuing operations            $   (21.2)     $     2.0      $   (19.0)     $    (6.9)
       Interest income                                          (2.5)           (.9)          (5.2)          (2.0)
       Interest expense                                          1.3            2.0            2.5            3.9
       Income taxes (credit)                                     (.9)          (6.2)            .2          (12.9)
                                                           ---------      ---------      ---------      ---------
            EBIT **                                            (23.3)          (3.1)         (21.5)         (17.9)
       Depreciation and amortization                             8.3            8.1           16.0           15.3
                                                           ---------      ---------      ---------      ---------
            EBITDA **                                          (15.0)           5.0           (5.5)          (2.6)
                                                           =========      =========      =========      =========

 * Excludes revenues and expenses related to freight and minority interest which are offsetting and have no impact on operating results.

** EBIT and EBITDA are non-GAAP financial measures used by investors to analyze and compare companies on the basis of operations performance.

                              CLEVELAND-CLIFFS INC

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. On December 31, 2002, Cliffs increased its ownership in the Empire Mine to 79 percent. As a result, Empire became a consolidated subsidiary. In comparing the statement of consolidated financial position at June 30, 2002, with the statements at December 31, 2002 and June 30, 2003, there are changes due to the consolidation of Empire versus accounting for Empire by the equity method. Increases to sales revenue and cost of goods sold include Empire cost reimbursement from minority interest in 2003.

2. In the fourth quarter of 2002, Cliffs exited the ferrous metallics business. The business is accounted for as a discontinued operation in 2002. No further costs are anticipated in 2003 or future periods.

3. In 2002, Cliffs implemented the Financial Accounting Standard Board's SFAS No. 143, "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting obligations associated with the eventual closure of mining operations. The cumulative effect of the accounting change on prior years results was recognized by a $13.4 million non-cash charge as of January 1, 2002.

4. In management's opinion, the unaudited financial statements present fairly the Company's financial position and results. All financial information and footnote disclosures required by generally accepted accounting principles for complete financial statements have not been included. For further information, please refer to the Company's latest Annual Report.